Exhibit 99.2

PSI-TRONIX, INC.

FINANCIAL STATEMENTS

AUDITED

JANUARY 31, 2000

CONTENTS

INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL STATEMENTS 1

FINANCIAL STATEMENTS

Balance sheet 2

Statement of income and statement of retained earnings 3

Statement of cash flows 4

Notes to financial statements 5 - 8

INDEPENDENT AUDITOR'S REPORT ON THE SUPPLEMENTARY INFORMATION 9

SUPPLEMENTARY INFORMATION

Schedule of selling, general and administrative expenses 10

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
PSI-Tronix, Inc.
Tulare, California

We have audited the accompanying balance sheet of PSI-Tronix, Inc. as of January 31, 2000, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSI-Tronix, Inc. as of January 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

NOELL DEETZ AGNEW & MORSE, LLP
Visalia, California
May 17, 2000

PSI-TRONIX, INC.

Balance Sheet
January 31, 2000

ASSETS

Current Assets
Cash and cash equivalents	$ 1,131,964
Accounts receivable, less allowance for doubtful accounts of $10,200 (Note 2)	891,323
Other receivables	2,696
Inventories (Note 3)	627,267
Prepaid expenses	9,370
Loan to stockholder (Note 4)	281,727
Deferred taxes (Note 7)	2,000
Total current assets	2,946,347

Property and Equipment, Net (Note 5)	495,012
Deferred Taxes (Note 7)	6,100
$ 3,447,459

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$ 164,534
Accrued expenses	78,088
Income taxes payable	31,000
Deferred compensation and salary continuation agreements - current portion (Note 6)	15,375
Total current liabilities	288,997

Deferred Compensation and Salary Continuation Agreements (Note 6)	437,791

Stockholders' Equity
Capital stock, $100 stated value, 50,000 shares authorized, 15 shares issued and outstanding	1,500
Retained earnings	2,719,171
2,720,671
$ 3,447,459

See Notes to Financial Statements.

PSI-TRONIX, INC.

Statement of Income and Statement of Retained Earnings
Year Ended January 31, 2000

Sales	$ 7,269,985
Cost of Sales	3,575,915
Gross profit	3,694,070

Operating Expenses
Selling, general and administrative expenses	1,154,467
Income from operations	2,539,603

Financial Income (Expense)
Interest income	21,478
Other income	1,080
Interest expense	(91,003)
Loss on disposal of asset	(2,157)
(70,602)
Income before provision for income taxes	2,469,001

Provision for Income Taxes (Note 7)	22,289
Net income	$ 2,446,712

STATEMENT OF RETAINED EARNINGS Year Ended January 31, 2000

Balance, Beginning	$ 648,640
Net income	2,446,712
Withdrawals	(376,181)
Balance, Ending	$ 2,719,171

See Notes to Financial Statements.

PSI-TRONIX, INC.

Statement Cash Flows
Year Ended January 31, 2000

Cash Flows from Operating Activities
Net income	$ 2,446,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	133,571
Benefit for deferred income taxes	(2,258)
Changes in assets and liabilities:
Increase in:
Receivables, inventories and other assets	(325,476)
Increase in:
Accounts payable, accrued expenses and other liabilities	338
Net cash provided by operating expenses	2,252,887

Cash Flows from Investing Activities
Acquisitions of equipment	(123,820)
Loans to stockholder (net)	(230,373)
Net cash used in investing activities	(354,193)

Cash Flows from Financing Activities
Principal payments on long-term debt	(248,540)
Principal payments on deferred compensation and salary continuation agreements	(13,918)
Loans from stockholder (net)	(386,874)
Dividends paid	(376,181)
Net cash used in financing activities	(1,025,513)
Net increase in cash	873,181

Cash
Beginning	258,783
Ending	$ 1,131,964

Supplemental Cash Flows Disclosures
Cash payments for:
Interest	$ 87,768
Income taxes	$ 4,046

See Notes to Financial Statements.

PSI-TRONIX. INC.

NOTES TO FINANCIAL STATEMENTS
Year Ended January 31, 2000

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of Business: PSI-Tronix, Inc., a California corporation, commenced operations on August 3, 1978. The Company manufactures and sells pressure and position measuring devices to customers throughout the United States and overseas.

A summary of the Company's significant accounting policies follows:

Cash and Cash Equivalents: Cash held in certain financial institutions exceeded federally insured amounts during the period ended January 31, 2000. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventory: Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment: Property and equipment are stated at cost and are depreciated using the straight-line method over the following estimated useful lives:

Years
Machinery and equipment	7
Automobiles	5
Office furniture and equipment	7
Leasehold improvements	15

Estimated Warranty Claims: The Company sells its products with a warranty that provides for repairs or replacements of any defective parts for a one-year period after the sale. At the time of the sale, the Company accrues an estimate of the cost of providing the warranty based on prior experience. The estimated warranty liability totaled $8,714 at January 31, 2000 and is included in accrued expenses.

Deferred Taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Concentration of Credit Risk: Two major customers accounted for approximately 32% of sales for the year ended January 31, 2000 and 43% of accounts receivable at January 31, 2000.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Note 2. Accounts Receivable

The accounts receivable aging consists of the following:

Current	$ 536,372
31 - 60 days	289,489
61 - 90 days	33,018
Over 90 days	39,644
898,523
Less allowance for doubtful accounts	(7,200)
$ 891,323

Note 3. Inventories

Inventory consists of the following:

Raw materials	$ 447,103
Work-in-process	245,164
Less inventory reserve	(65,000)
$ 627,267

Note 4. Related Party Transactions

Loan to stockholder represents advances to Mr. Melvin Heier totaling $280,000, plus accrued interest of $1,727 at January 31, 2000. The loan is unsecured, bears interest at 7.4%, and is due and payable upon demand.

The Company's facility is leased from current and former stockholders. The terms of the lease are described at Note 8.

Note 5. Property and Equipment

Property and equipment consists of the following:

Machinery and equipment	$ 978,297
Automobiles	21,416
Office equipment	190,251
Leasehold improvements	155,534
Subtotal	1,345,498
Less accumulated depreciation	(850,486)
$ 495,012

Note 6. Deferred Compensation and Salary Continuation Agreements

On December 18, 1996, the Company entered into a deferred compensation agreement with a former stockholder of the Company which provides for compensation benefits of $42,000 a year for six years beginning January 1, 1998, $56,000 a year for three years beginning January 1, 2004, and $66,000 a year for five years beginning January 1, 2007. The Company has recorded an accrual of $363,558, which represents an estimated present value (using a discount rate of 10%) of the benefits earned under this agreement as of January 31, 2000.

On January 1, 1997, the Company entered into a salary continuation agreement with a former stockholder of the Company which provides for compensation benefits of $222,000, or for his spouse if he dies during the term of the agreement, which shall be paid as follows: $60,000 for the first year, and $18,000 per year for the second year through the tenth year. The Company has recorded an accrual of $89,608, which represents an estimated present value (using a discount rate of 10%) of the benefits earned under this agreement as of January 31, 2000.

Note 7. Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of federal and California income tax law, which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. As a result of this election, no liability for income taxes has been recognized in the accompanying financial statement with the exception of a 1.5% franchise tax California imposes on S Corporation earnings.

Net deferred tax assets consist of the following components:

Deferred tax assets	$ 9,700
Deferred tax liabilities	(1,600)
$ 8,100

Deductible temporary differences giving rise to net deferred tax assets for California purposes are related primarily to property and equipment cost basis differences, various reserves established for book purposes, and differences in accounting for the deferred compensation and salary continuation agreements. Taxable temporary differences giving rise to net deferred tax liabilities consist of depreciation differences.

The provision for income taxes consists of the following:

Current tax expense	$ 24,547
Deferred tax (benefit) expense	(2,258)
$ 22,289

The provision for income taxes varies from the amount computed using the California statutory income tax rate of 1.5% primarily due to available tax credits.

Note 8. Commitments

The Company leases its facilities under a lease agreement expiring December 31, 2000, from current and former stockholders of the Company. The lease requires annual rentals of $150,000. (See Note 10.)

Note 9. Employee Stock Ownership Plan

The Company established an Employee Stock Ownership Plan (ESOP) effective January 1, 1995 to enable participating employees to share in the growth of the Company and to provide participants with an opportunity to accumulate capital for their future economic security. The ESOP has not yet purchased shares of Company stock and has no plans to do so. As such, the funds contributed to date by the Company are invested in other liquid assets. Future contributions are not mandatory but subject to approval at the discretion of the Company's Board of Directors.

Note 10. Subsequent Events

The deferred compensation and salary continuation agreements described in Note 6 were paid in full on March 15, 2000.

On March 16, 2000, the Company entered into an Asset Purchase Agreement with Scientific Technologies Incorporated (Buyer) to sell substantially all of the assets and liabilities of the Company. The aggregate purchase price to be paid by the Buyer is $9,256,000, less any and all payment obligations of the Company exclusive of certain obligations due to the former stockholders of the Company.

The current and former stockholders of the Company agreed to a reduced annual rent of $135,000 effective March 2000.

INDEPENDENT AUDITOR'S REPORT

ON THE SUPPLEMENTARY INFORMATION

To the Board of Directors
PSI-Tronix, Inc.
Tulare, California

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

NOELL DEETZ AGNEW & MORSE, LLP
Visalia, California
May 17, 2000

PSI-TRONIX, INC.

SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Year ended January 31, 2000

Salaries and Wages	$ 393,617
Management Salaries	191,102
Legal and Accounting	68,642
Outside Services	67,808
Freight Out	65,006
Sales Commissions	43,621
Advertising	41,836
Insurance	40,813
Payroll Taxes	39,827
Repairs and Maintenance	31,090
Rent	28,118
Depreciation	23,382
Utilities and Telephone	23,357
Office Expense	23,219
Bad Debt Expense	18,659
Meals and Entertainment	13,827
Employee Benefits	11,790
Taxes, Licenses and Permits	10,070
Computer Expenses	4,494
Bank Charges	4,348
Contributions	3,972
Auto Expense	3,398
Dues and Subscriptions	1,437
Promotion	748
Miscellaneous	286
Total	$1,154,467